EXHIBIT 31.2

CERTIFICATION

I, David W. Kalish, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2019 of BRT Apartments Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 15, 2020	/s/ David W. Kalish
David W. Kalish Senior Vice President-Finance